Exhibit 99.1

FOR IMMEDIATE RELEASE

INNOVATIVE FOOD HOLDINGS, INC. ANNOUNCES Q1 2024 EARNINGS CALL,

2024 ANNUAL MEETING, AND CEO LETTER TO SHAREHOLDERS

BONITA SPRINGS, FL. (May 8, 2024) – Innovative Food Holdings, Inc. (OTCQB: IVFH) (“IVFH” or the “Company”), a national seller of gourmet specialty foods to professional chefs, today: 1) announced the timing for a call with investors to discuss Q1 2024 financial results, 2) announced the timing for the Company’s 2024 annual meeting of shareholders, and 3) shared a letter from the Chief Executive Officer to the Company’s shareholders.

Earnings Call

The Company’s management will be holding an investor call on May 14, 2024 at 4:30 pm Eastern Time to discuss the Company's first fiscal quarter results for the quarter ended March 31, 2024. At the end of the meeting, the Company will host a question-and-answer session with investors. All interested participants may attend the call on the web or by phone. The Company encourages those who wish to ask questions to join the call virtually through Zoom, rather than on the phone, as Zoom’s “raise hand” feature makes it easier for management to identify questioners. Details for the meeting are as follows:

Join Zoom Meeting

https://us02web.zoom.us/j/87350377816?pwd=Y0FzMmk2Y0p5ZzdFaVNoVEVab1grZz09

Meeting ID: 873 5037 7816

Passcode: 218396

One tap mobile: +16694449171,,87350377816# US

Annual Meeting of Shareholders

The Company will be hosting its annual meeting of shareholders in person on May 15, 2024 at 3:00 p.m. Eastern Time at the Springhill Suites, 25 West 37th St, New York, New York. Please reference the Company’s Definitive Proxy Statement as filed with the U.S. Securities and Exchange Commission on April 24, 2024 for full details on the agenda for the meeting. As this will be the Company’s first in-person Annual Meeting in several years, this will be a great opportunity for investors to meet the Company’s board of directors and management team.

CEO Letter to Shareholders

Included in the Company’s Proxy Statement for its upcoming Annual Meeting of Shareholders is the following letter from the Company’s Chief Executive Officer, Bill Bennett:

Dear fellow shareholders,

What a year it’s been! I recently re-read my letter from last year, which I wrote when I’d been with the company for only a few weeks. It’s incredible to see how we have delivered on the objectives I laid out, made important strategic pivots, and begun to stabilize the company. Here’s a recap of some of the most important accomplishments this team and the board of directors have achieved over the past year:

●	Returned the company to consistent adjusted EBITDA for the first time in several years

●	Re-established quarterly investor earnings calls after a multi-year hiatus

●	Implemented a margin management plan, re-establishing pre-inflation margin levels

●	Embarked on a cost-cutting initiative, removing unnecessary management layers and right-sizing team resourcing

●	Recapitalized the company under a loan guaranteed by the USDA, enabling a multi-million-dollar improvement to working capital

●	Established and began implementing a three-phase “100/10 plan” to return the Company to a dynamic, growing, and profitable entity

●

Announced and began executing a large capital reallocation plan, including the February sale of the Company’s Florida headquarters building, and listing for sale its Pennsylvania direct-to-consumer fulfillment center, which will ultimately result in the payoff of all of the Company’s long-term debt

●	Began the search for strategic alternatives for the Company’s direct-to-consumer e-commerce business, while also downsizing the team size, marketing spend, and assortment offered

●	Sold off other non-core, loss-making businesses including Oasis Sales Corp, Organic Food Brokers, and Haley Food Group

●	Exited unprofitable consumer marketplace businesses across several partnerships

●	Hired a strong management team with a broad experience set from some of America’s largest companies

●	Refreshed the board and named a new chairman of the board

●	Onboarded a new law firm and audit firm

I’m extremely proud of the progress our team has made in just twelve short months. We are working as one team, with the right leaders in the right chairs, with aligned incentives, and with a unified vision of what IVFH can become. More than anything, I’m excited that we’re just getting started on our strategic “100/10” plan, to deliver the company’s first $100 million in revenue and $10 million in adjusted EBITDA. As we continue to progress toward stabilizing the Company, we are paying off our debt, and generating cash to invest in our profitable foodservice businesses. These actions, combined with our stronger margins, improved operating performance, and lower interest expense are setting us up to be a significantly stronger and more profitable company.

During our earnings calls, I’ve referenced the three phases of our 100/10 plan a few times: 1) Stabilize the company, 2) Lay the Foundation for Growth, and 3) Build and Scale. While we’ve made tremendous progress on gross margins, expenses, and cash flow, I’m still looking for two more elements of progress before we complete the Stabilization phase: a return to revenue growth for our Professional Chef business, and the sale of the Pennsylvania building. In Q1 of 2024, our Professional Chef business finally turned the corner and moved back into slight growth. We have high expectations for continuing to build on this momentum.

While we still have some additional pieces to fall into place as we finish stabilizing the company, we are already looking to our Phase 2, Laying the Foundation for Growth. During this phase, we will be exploring several different business models that we need to prove out to ensure we have the right strategy to eventually help us become a $1 billion company.

With the ramp down of our direct-to-consumer business largely behind us, we have two core businesses that we are focused on going forward: first, our drop ship business, which made up about $40 million of our revenue in 2023. In this business, we largely don’t take ownership of the inventory, but instead work with a network of vendors to drop ship their products directly to the end restaurant customer. Second is our food distribution business, which made up about $30 million of our revenue in 2023, where we physically deliver foodservice items to our customers (largely in Chicago through our Artisan Specialty Foods subsidiary, and shipped out nationally to Gate Gourmet’s kitchens).

Our future strategy will fall somewhere on a spectrum between these two core businesses. At one extreme, we may find we have ample growth opportunity in the capital-light drop ship business, and will focus our go-forward strategy there. At the other extreme, we may find there’s more opportunity in rolling up regional specialty foodservice distributors. Our hypothesis, however, is that there’s an exciting middle ground where these two businesses can synergistically support one another, with newly acquired distributors having the opportunity to cross-list their assortment in our drop ship business, while also cross-selling the drop ship assortment to their existing customers. We will be pushing on all of these business models over the next 1-2 years to better identify IVFH’s long term strategy.

Most importantly, I want to thank you for coming along on the ride with us as we chart a new course for Innovative Food Holdings. We have an exciting future ahead!

Sincerely,

Bill Bennett

Chief Executive Officer

Innovative Food Holdings

About Innovative Food Holdings, Inc.

At IVFH, we help make meals special. We provide access to foods that are hard to find, have a compelling story, or are on the forefront of food trends. Our gourmet foods marketplace connects the world’s best artisan food makers with top professional chefs nationwide. We curate the assortment, experience, and tech enabled tools that help our professional and home chefs create unforgettable experiences for their guests. Additional information is available at www.ivfh.com.

Forward-Looking Statements

This release contains certain forward-looking statements and information relating to Innovative Food Holdings, Inc. (the “Company”) that are based on the current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company. Such statements reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “should,” “could,” “will,” “anticipate,” “believe,” “intend,” “plan,” “might,” “potentially” “targeting” or “expect.” Additional factors that could also cause actual results to differ materially relate to international crises, environmental and economic issues and other risk factors described in our public filings. The Company does not intend to update these forward-looking statements. The content of the websites referenced above are not incorporated herein.

Investor and Media contact:

Gary Schubert

Chief Financial Officer

Innovative Food Holdings, Inc.

investorrelations@ivfh.com